P12000034537

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

900265399589

10/24/14--01007--026 **35.00

FILED
2014 OCT 24 AM 11:33
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

NOV 05 2014

C. CARROTHERS

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: HELPFUL ALLIANCE COMPANY

DOCUMENT NUMBER: P12000034537

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

SERGEY GURIN
Name of Contact Person

HELPFUL ALLIANCE COMPANY
Firm/ Company

700 W HILLSBORO BLVD., SUITE 1-100
Address

DEERFIELD BEACH, FL 33441
City/ State and Zip Code

HELPFULALLIANCECOMPANY@GMAIL.COM
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

SERGEY GURIN at (855) 6631768
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- [x] $35 Filing Fee
- [ ] $43.75 Filing Fee & Certificate of Status
- [ ] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- [ ] $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

HELPFUL ALLIANCE COMPANY INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P12000034537

(Document Number of Corporation (if known)

FILED 14 OCT 24 AM 11:39 SECRETARY OF STATE TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________ *(City)*, Florida _______________ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Page 1 of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
2) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
3) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
4) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
5) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
6) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______

Page 2 of 4

E. **<u>If amending or adding additional Articles, enter change(s) here</u>**:
(Attach *additional sheets, if necessary*). *(Be specific)*

PLEASE SEE ATTACHED ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

F. **<u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
(if not applicable, indicate N/A)

PLEASE SEE ATTACHED ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Page 3 of 4

The date of each amendment(s) adoption: October 1, 2014, if other than the date this document was signed.

Effective date if applicable: October 1, 2014

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated October 22, 2014

Signature x [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Sergey Gurin

(Typed or printed name of person signing)

President

(Title of person signing)

Page 4 of 4

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HELPFUL ALLIANCE COMPANY INC.

A Florida Corporation

Pursuant to the provisions of Section 607.1006 of the_Florida Business Corporation Act, undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the Corporation is Helpful Alliance Company.

2.	Article IV(A) of the Corporation’s Articles of Incorporation is hereby deleted and a new subsection(A) in Article IV is inserted in its place, as follows:

A. Classes of Stock. The Corporation is authorized to issue shares of capital stock to be designated as “Common Stock” and “Preferred Stock.”

The Corporation is authorized to issue the total of 2,500,000,000 (Two Billion Five Hundred Million) shares, of which

3.	100,000,000 (One Hundred Million) shares of undesignated Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and

4.	2,400,000,000 (Two Hundred Forty Million) shares of Common Stock, par value $0.001 per share (the “Common Stock”).

5.	Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

6.	The amendment made herein to the Articles of Incorporation of the Corporation was recommended to the shareholders by the board of Directors and approved by the written consent of shareholders holding majority of the shares entitled to vote on this matter on October 1, 2014, pursuant to Sections 607.0704 of the Florida Business Corporation Act, which consent was sufficient for approval of the Amendment.

7.	The effective date of this Amendment shall be October 1, 2014.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed the foregoing Articles of Amendment, this 22nd day of October, 2014.

/s/ Sergey Gurin
Sergey Gurin, President